Facebook Reports First Quarter 2019 Results

MENLO PARK, Calif. – April 24, 2019 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended March 31, 2019.

"We had a good quarter and our business and community continued to grow," said Mark Zuckerberg, Facebook founder and CEO. "We are focused on building out our privacy-focused vision for the future of social networking, and working collaboratively to address important issues around the internet."

First Quarter 2019 Financial Highlights

	Three Months Ended March 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2019	2018
Revenue:
Advertising	$14,912	$11,795	26%
Payments and other fees	165	171	(4)%
Total revenue	15,077	11,966	26%
Total costs and expenses*	11,760	6,517	80%
Income from operations*	$3,317	$5,449	(39)%
Operating margin*	22%	46%
Provision for income taxes	$1,053
Effective tax rate*	30%
Net income*	$2,429	$4,988	(51)%
Diluted earnings per share (EPS)*	$0.85	$1.69	(50)%
*Includes a $3.0 billion legal expense accrued in the first quarter of 2019 related to the ongoing U.S. Federal Trade Commission (FTC) matter as discussed below. As this expense is not expected to be tax-deductible, it had no effect on our provision for income taxes. Excluding this expense, our operating margin would have been 20 percentage points higher, our effective tax rate would have been 14 percentage points lower and our diluted EPS would have been $1.04 higher.

First Quarter 2019 Operational and Other Financial Highlights

•	Daily active users (DAUs) – DAUs were 1.56 billion on average for March 2019, an increase of 8% year-over-year.

•	Monthly active users (MAUs) – MAUs were 2.38 billion as of March 31, 2019, an increase of 8% year-over-year.

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 93% of advertising revenue for the first quarter of 2019, up from approximately 91% of advertising revenue in the first quarter of 2018.

•	Capital expenditures – Capital expenditures, including principal payments on finance leases, were $3.96 billion for the first quarter of 2019.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $45.24 billion at the end of the first quarter of 2019.

•	Headcount – Headcount was 37,773 as of March 31, 2019, an increase of 36% year-over-year.

In addition, we estimate that more than 2.1 billion people now use Facebook, Instagram, WhatsApp, or Messenger (our "Family" of services) every day on average, and around 2.7 billion people use at least one of our Family of services each month.

In the first quarter of 2019, we reasonably estimated a probable loss and recorded an accrual of $3.0 billion in connection with the inquiry of the FTC into our platform and user data practices, which accrual is included in accrued expenses and other current liabilities on our condensed consolidated balance sheet. We estimate that the range of loss in this matter is $3.0 billion to $5.0 billion. The matter remains unresolved, and there can be no assurance as to the timing or the terms of any final outcome.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 9195605.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook to stay connected with friends and family, to discover what's going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 31, 2019, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. In addition, please note that the date of this press release is April 24, 2019, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from our non-GAAP financial measures:
Foreign exchange effect on revenue. We translated revenue for the three months ended March 31, 2019 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment, net; Principal payments on finance leases.(1) We subtract both net purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

(1) As a result of our adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) on January 1, 2019, we have conformed our definition of free cash flow to the nomenclature of the new accounting standard.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2019*	2018
Revenue	$15,077	$11,966
Costs and expenses:
Cost of revenue	2,816	1,927
Research and development	2,860	2,238
Marketing and sales	2,020	1,595
General and administrative	4,064	757
Total costs and expenses	11,760	6,517
Income from operations	3,317	5,449
Interest and other income, net	165	161
Income before provision for income taxes	3,482	5,610
Provision for income taxes	1,053	622
Net income	$2,429	$4,988
Less: Net income attributable to participating securities	—	1
Net income attributable to Class A and Class B common stockholders	$2,429	$4,987
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.85	$1.72
Diluted	$0.85	$1.69
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,856	2,906
Diluted	2,869	2,945
Share-based compensation expense included in costs and expenses:
Cost of revenue	$87	$56
Research and development	723	718
Marketing and sales	113	109
General and administrative	87	72
Total share-based compensation expense	$1,010	$955
*Includes a $3.0 billion legal expense accrued within general and administrative expense related to the ongoing FTC matter as discussed above.

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$11,076	$10,019
Marketable securities	34,167	31,095
Accounts receivable, net of allowances of $216 and $229 as of March 31, 2019 and December 31, 2018, respectively	6,475	7,587
Prepaid expenses and other current assets	1,582	1,779
Total current assets	53,300	50,480
Property and equipment, net	27,345	24,683
Operating lease right-of-use assets, net	6,747	—
Intangible assets, net	1,150	1,294
Goodwill	18,333	18,301
Other assets	2,602	2,576
Total assets	$109,477	$97,334

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$604	$820
Partners payable	537	541
Operating lease liabilities, current	645	—
Accrued expenses and other current liabilities	7,980	5,509
Deferred revenue and deposits	142	147
Total current liabilities	9,908	7,017
Operating lease liabilities, non-current	6,565	—
Other liabilities	6,488	6,190
Total liabilities	22,961	13,207
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	43,533	42,906
Accumulated other comprehensive loss	(781)	(760)
Retained earnings	43,764	41,981
Total stockholders' equity	86,516	84,127
Total liabilities and stockholders' equity	$109,477	$97,334

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$2,429	$4,988
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,355	949
Share-based compensation	1,010	955
Deferred income taxes	183	(47)
Other	6	8
Changes in assets and liabilities:
Accounts receivable	1,070	788
Prepaid expenses and other current assets	84	(365)
Other assets	41	22
Operating lease right-of-use assets, net	(1,190)	—
Accounts payable	(96)	1
Partners payable	(1)	2
Accrued expenses and other current liabilities	3,154	707
Deferred revenue and deposits	(4)	(5)
Operating lease liabilities, non-current	1,083	—
Other liabilities	184	(143)
Net cash provided by operating activities	9,308	7,860
Cash flows from investing activities
Purchases of property and equipment, net	(3,837)	(2,812)
Purchases of marketable securities	(6,603)	(4,022)
Sales of marketable securities	1,512	4,330
Maturities of marketable securities	2,210	1,267
Other investing activities, net	(50)	(50)
Net cash used in investing activities	(6,768)	(1,287)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(512)	(832)
Repurchases of Class A common stock	(613)	(1,774)
Principal payments on finance leases	(125)	—
Net change in overdraft in cash pooling entities	(177)	—
Other financing activities, net	4	3
Net cash used in financing activities	(1,423)	(2,603)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(44)	36
Net increase in cash, cash equivalents, and restricted cash	1,073	4,006
Cash, cash equivalents, and restricted cash at beginning of the period	10,124	8,204
Cash, cash equivalents, and restricted cash at end of the period	$11,197	$12,210

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$11,076	$12,082
Restricted cash, included in prepaid expenses and other current assets	10	14
Restricted cash, included in other assets	111	114
Total cash, cash equivalents, and restricted cash	$11,197	$12,210

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2019	2018
Supplemental cash flow data
Cash paid during the period for:
Interest	$2	$—
Income taxes, net	$682	$736
Non-cash investing activities:
Net change in prepaids and liabilities related to property and equipment	$(314)	$429
Accrued property and equipment	$1,617	$1,291

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended March 31,
	2019	2018
GAAP revenue	$15,077	$11,966
Foreign exchange effect on 2019 revenue using 2018 rates	503
Revenue excluding foreign exchange effect	$15,580
GAAP revenue year-over-year change %	26%
Revenue excluding foreign exchange effect year-over-year change %	30%
GAAP advertising revenue	$14,912	$11,795
Foreign exchange effect on 2019 advertising revenue using 2018 rates	503
Advertising revenue excluding foreign exchange effect	$15,415
GAAP advertising revenue year-over-year change %	26%
Advertising revenue excluding foreign exchange effect year-over-year change %	31%

Net cash provided by operating activities	$9,308	$7,860
Purchases of property and equipment, net	(3,837)	(2,812)
Principal payments on finance leases	(125)	—
Free cash flow	$5,346	$5,048